Exhibit 99.1

Couchbase Announces Second Quarter Fiscal 2022 Financial Results

Santa Clara, Calif., - September 8, 2021 – Couchbase, Inc. (NASDAQ: BASE), provider of a leading modern database for enterprise applications, today announced financial results for its second quarter ended July 31, 2021.

“We delivered strong performance and continued to gain momentum in our second quarter,” said Matt Cain, president and CEO of Couchbase. “With the introduction of our latest innovation in Couchbase Server 7, we have fused the strengths of relational with the flexibility of a modern database allowing customers to re-platform and modernize applications from legacy solutions while building new ones. Enterprises are increasingly relying on Couchbase to power their most mission critical applications, and we are driving a new paradigm in the database market.”

Second Quarter Fiscal 2022 Financial Highlights:

•	Revenue: Total revenue for the quarter was $29.7 million, an increase of 18% year-over-year. Subscription revenue was $28.0 million, an increase of 19% year-over-year.
•	Annual recurring revenue (ARR): Total ARR for the quarter was $115.2 million, an increase of 20% year-over-year. See the section titled “Key Business Metrics” below for details.
•

Gross margin: Gross margin for the quarter was 88.1%, compared to 89.3% for the second quarter of fiscal 2021. Non-GAAP gross margin for the quarter was 88.3%, compared to 89.5% for the second quarter of fiscal 2021. See the section titled “Use of Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Results” below for details.

•

Loss from operations: Loss from operations for the quarter was $14.0 million, compared to $6.7 million for the second quarter of fiscal 2021. Non-GAAP operating loss for the quarter was $12.0 million, compared to $5.2 million for the second quarter of fiscal 2021.

•

Cash flow: Cash flows used in operating activities for the quarter were $16.0 million, compared to $13.3 million in the second quarter of fiscal 2021. Capital expenditures were less than $0.1 million during the quarter, leading to negative free cash flow of $16.0 million, compared to negative free cash flow of $14.1 million in the second quarter of fiscal 2021.

•	Remaining performance obligations (RPO): RPO as of July 31, 2021 was $118.9 million, up 47% year-over-year.

Second Quarter of Fiscal 2022 Business Highlights:

•	Completed initial public offering of 9,589,999 shares at $24 per share, for total net proceeds of $214.9 million.
•

Released Couchbase Server 7, which bridges the best aspects of relational databases like ACID transactions with the flexibility of a modern database, allowing enterprises to confidently accelerate strategic initiatives such as more quickly moving business-critical applications into the cloud, improving application flexibility and increasing developer agility.

•	Appointed Carol Carpenter, Chief Marketing Officer at VMware, and Lynn Christensen, former Senior Vice President at Workday, to the board of directors.

Financial Outlook:

For the third quarter of fiscal 2022, Couchbase expects:

•	Total revenue between $29.3 million and $29.5 million
•	Total ARR between $117.9 million and $118.1 million
•	Non-GAAP operating loss between $14.3 million and $14.1 million

For the full fiscal year 2022, Couchbase expects:

•	Total revenue between $120.8 million and $121.2 million
•	Total ARR between $127.4 million and $127.6 million
•	Non-GAAP operating loss between $48.2 million and $47.8 million

The guidance provided above is based on several assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

Couchbase is not able, at this time, to provide GAAP targets for operating income for the third quarter or full year of fiscal 2022 because of the difficulty of estimating certain items excluded from non-GAAP operating loss that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Conference Call Information

Couchbase will host a conference call and webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Wednesday, September 8, 2021 to discuss its financial results and business highlights. To access this conference call, dial (888) 660-1027 from the United States and Canada or (409) 231-2719 internationally with conference ID 3360419. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Couchbase’s website at investors.couchbase.com.

About Couchbase

At Couchbase, we believe data is at the heart of the enterprise. We empower developers and architects to build, deploy, and run their most mission-critical applications. Couchbase delivers a high-performance, flexible and scalable modern database that runs across the data center and any cloud. Many of the world’s largest enterprises rely on Couchbase to power the core applications their businesses depend on. For more information, visit www.couchbase.com.

Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at blog.couchbase.com to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Use of Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and litigation-related expenses. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

Free cash flows: We define free cash flow as cash used in operating activities less purchases of property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Key Business Metrics

We review a number of operating and financial metrics, including Annual Recurring Revenue (ARR), to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.

We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. Based on historical experience with customers, we assume all contracts will be automatically renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. ARR excludes revenue from on-demand arrangements. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers and expand within our existing customers. We believe that our ARR is an important indicator of the growth and performance of our business.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, quotations of management, the “Financial Outlook” section, and statements about Couchbase’s market position, strategies, and potential market opportunities, including its positioning in the market. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties, and other factors, including factors beyond our control, which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being relatively new and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the SEC that we may file from time to time, including our final prospectus filed with the SEC pursuant to Rule 424(b)(4) on July 22, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Contact:

Edward Parker

ICR for Couchbase

IR@couchbase.com

Media Contact:

Michelle Lazzar

Couchbase Communications

CouchbasePR@couchbase.com

Couchbase, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
License	$4,416	$3,010	$8,694	$5,540
Support and other	23,613	20,627	45,800	39,269
Total subscription revenue	28,029	23,637	54,494	44,809
Services	1,670	1,523	3,160	3,396
Total revenue	29,699	25,160	57,654	48,205
Cost of revenue:
Subscription(1)	2,072	1,276	4,124	2,273
Services(1)	1,453	1,407	2,793	3,087
Total cost of revenue	3,525	2,683	6,917	5,360
Gross profit	26,174	22,477	50,737	42,845
Operating expenses:
Research and development(1)	12,623	9,237	25,164	18,279
Sales and marketing(1)	22,263	16,475	42,897	33,702
General and administrative(1)	5,278	3,468	10,775	6,861
Total operating expenses	40,164	29,180	78,836	58,842
Loss from operations	(13,990)	(6,703)	(28,099)	(15,997)
Interest expense	(252)	(2,495)	(497)	(4,016)
Other income (expense), net	(77)	614	7	307
Loss before income taxes	(14,319)	(8,584)	(28,589)	(19,706)
Provision for income taxes	151	254	480	482
Net loss	$(14,470)	$(8,838)	$(29,069)	$(20,188)
Cumulative dividends on Series G redeemable convertible preferred stock	(1,438)	(1,150)	(2,917)	(1,150)
Net loss attributable to common stockholders	$(15,908)	$(9,988)	$(31,986)	$(21,338)
Net loss per share attributable to common stockholders, basic and diluted	$(1.76)	$(1.76)	$(4.16)	$(3.77)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,045	5,662	7,696	5,660

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cost of revenue—subscription	$30	$19	$57	$34
Cost of revenue—services	24	17	46	27
Research and development	569	394	1,139	640
Sales and marketing	688	412	1,229	676
General and administrative	670	524	1,339	830
Total stock-based compensation expense	$1,981	$1,366	$3,810	$2,207

Couchbase, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of July 31,	As of January 31,
	2021	2021
Assets
Current assets
Cash and cash equivalents	$239,246	$37,297
Short-term investments	14,321	19,546
Accounts receivable, net	20,183	35,897
Deferred commissions	8,645	8,353
Prepaid expenses and other current assets	8,099	2,449
Total current assets	290,494	103,542
Property and equipment, net	5,578	6,506
Deferred commissions, noncurrent	5,394	4,941
Other assets	1,316	2,199
Total assets	$302,782	$117,188
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,153	$2,428
Accrued compensation and benefits	9,020	9,110
Other accrued liabilities	3,575	4,154
Deferred revenue	48,980	57,168
Total current liabilities	68,728	72,860
Long-term debt	24,963	24,948
Deferred revenue, noncurrent	5,356	4,542
Other liabilities	1,312	1,358
Total liabilities	100,359	103,708
Redeemable convertible preferred stock	—	259,822
Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	515,245	37,410
Accumulated other comprehensive income	—	1
Accumulated deficit	(312,822)	(283,753)
Total stockholders’ equity (deficit)	202,423	(246,342)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$302,782	$117,188

Couchbase, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(14,470)	$(8,838)	$(29,069)	$(20,188)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	698	383	1,406	607
Amortization of debt issuance costs	15	405	15	460
Debt prepayment costs	—	375	—	375
Stock-based compensation	1,981	1,366	3,810	2,207
Amortization of deferred commissions	3,368	2,438	6,326	4,505
Foreign currency transaction (gains) losses	80	(605)	5	(279)
Other	34	13	68	45
Changes in operating assets and liabilities
Accounts receivable	(2,712)	(4,027)	15,845	13,014
Deferred commissions	(4,353)	(3,256)	(7,071)	(4,758)
Prepaid expenses and other assets	(3,950)	(5)	(5,848)	(364)
Accounts payable	3,532	(490)	4,553	462
Accrued compensation and benefits	3,183	2,660	(91)	(1,244)
Other accrued liabilities	(1,081)	(865)	(1,749)	(794)
Deferred revenue	(2,311)	(2,872)	(7,375)	(13,514)
Net cash used in operating activities	(15,986)	(13,318)	(19,175)	(19,466)
Cash flows from investing activities
Purchases of short-term investments	(5,407)	—	(7,133)	—
Maturities of short-term investments	7,095	—	12,285	—
Purchases of property and equipment	(20)	(785)	(250)	(2,626)
Net cash provided by (used in) investing activities	1,668	(785)	4,902	(2,626)
Cash flows from financing activities
Payments of debt	—	(31,777)	—	(31,777)
Proceeds from issuance of debt, net of issuance costs	—	—	—	6,402
Proceeds from issuance of Series G redeemable convertible preferred stock, net of issuance costs	—	104,316	—	104,316
Proceeds from exercise of stock options	2,841	58	4,288	144
Proceeds from initial public offering, net of underwriting discounts and commissions	214,854	—	214,854	—
Payments of deferred offering costs	(1,356)	—	(2,795)	—
Net cash provided by financing activities	216,339	72,597	216,347	79,085
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(119)	300	(125)	24
Net increase in cash, cash equivalents and restricted cash	201,902	58,794	201,949	57,017
Cash, cash equivalents, and restricted cash at beginning of period	37,887	16,990	37,840	18,767
Cash, cash equivalents, and restricted cash at end of period	$239,789	$75,784	$239,789	$75,784
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$239,246	$75,241	$239,246	$75,241
Restricted cash included in other assets	543	543	543	543
Total cash, cash equivalents and restricted cash	$239,789	$75,784	$239,789	$75,784

Couchbase, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total revenue	$29,699	$25,160	$57,654	$48,205
Gross profit	$26,174	$22,477	$50,737	$42,845
Add: Stock-based compensation expense	54	36	103	61
Non-GAAP gross profit	$26,228	$22,513	$50,840	$42,906
Gross margin	88.1%	89.3%	88.0%	88.9%
Non-GAAP gross margin	88.3%	89.5%	88.2%	89.0%

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP research and development	$12,623	$9,237	$25,164	$18,279
Less: Stock-based compensation expense	(569)	(394)	(1,139)	(640)
Non-GAAP research and development	$12,054	$8,843	$24,025	$17,639

GAAP sales and marketing	$22,263	$16,475	$42,897	$33,702
Less: Stock-based compensation expense	(688)	(412)	(1,229)	(676)
Non-GAAP sales and marketing	$21,575	$16,063	$41,668	$33,026

GAAP general and administrative	$5,278	$3,468	$10,775	$6,861
Less: Stock-based compensation expense	(670)	(524)	(1,339)	(830)
Less: Litigation-related expenses	—	(138)	—	(213)
Non-GAAP general and administrative	$4,608	$2,806	$9,436	$5,818

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Total revenue	$29,699	$25,160	$57,654	$48,205
Loss from operations	$(13,990)	$(6,703)	$(28,099)	$(15,997)
Add: Stock-based compensation expense	1,981	1,366	3,810	2,207
Add: Litigation-related expenses	—	138	—	213
Non-GAAP operating loss	$(12,009)	$(5,199)	$(24,289)	$(13,577)
Operating margin	(47)%	(27)%	(49)%	(33)%
Non-GAAP operating margin	(40)%	(21)%	(42)%	(28)%

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders:
Net loss attributable to common stockholders	$(15,908)	$(9,988)	$(31,986)	$(21,338)
Add: Stock-based compensation expense	1,981	1,366	3,810	2,207
Add: Litigation-related expenses	—	138	—	213
Non-GAAP net loss attributable to common stockholders	$(13,927)	$(8,484)	$(28,176)	$(18,918)
GAAP net loss per share attributable to common stockholders	$(1.76)	$(1.76)	$(4.16)	$(3.77)
Non-GAAP net loss per share attributable to common stockholders	$(1.54)	$(1.50)	$(3.66)	$(3.34)
Weighted average shares outstanding, basic and diluted	9,045	5,662	7,696	5,660

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(15,986)	$(13,318)	$(19,175)	$(19,466)
Less: Purchases of property and equipment	(20)	(785)	(250)	(2,626)
Free cash flow	$(16,006)	$(14,103)	$(19,425)	$(22,092)
Net cash provided by (used in) investing activities	$1,668	$(785)	$4,902	$(2,626)
Net cash provided by financing activities	$216,339	$72,597	$216,347	$79,085

Couchbase, Inc.

Key Business Metrics

Annual Recurring Revenue

(in millions)

(unaudited)

	As of
	April 30,	July 31,	Oct. 31,	Jan. 31,	April 30,	July 31,
	2020	2020	2020	2021	2021	2021
ARR	$89.8	$96.2	$101.4	$107.8	$109.5	$115.2